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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-30994, Form S-8 No. 33-32526, Form S-8 No. 33-18771, Form S-8
No. 33-61439, and Form S-3 No. 333-25579) pertaining to the Employee Savings and Investment Plan, Long-Term Incentive Plan, 1995 Executive Compensation Plan, and the registration of $1,500,000,000 of debt securities and warrants to purchase debt securities of A. H. Belo Corporation of our report dated January 27, 1999, with respect to the consolidated financial statements of A. H. Belo Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                     /s/ ERNST & YOUNG LLP



Dallas, Texas
March 16, 1999